UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): December 1, 2007
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Equity Grants to Certain Named Executive Officers
     On December 1, 2007, ION Geophysical Corporation (the “Company”) granted to the following named executive officers pursuant to the Company’s 2004 Long-Term Incentive Plan (a) nonqualified options to purchase the following number of shares of the Company’s common stock and (b) the following number of shares of the Company’s restricted stock:

		Shares Subject to	Shares of
Executive Officer	Title	Stock Options(#)	Restricted Stock(#)
R. Brian Hanson	Executive Vice President and Chief Financial Officer	60,000	15,000
James R. Hollis	Executive Vice President and Chief Operating Officer – ION Solutions	50,000	15,000
Christopher M. Friedemann	Senior Vice President, Corporate Marketing	40,000	10,000
David L. Roland	Senior Vice President, General Counsel and Corporate Secretary	30,000	10,000
Michael L. Morrison	Vice President and Corporate Controller	8,000	2,000
The options vest 25% each year over a four-year period and are exercisable at a price equal to the closing price of the Company’s common stock on the date of grant. The grants of shares of restricted stock vest in one-third increments each year, over a three-year period. While unvested, the holder of restricted stock is entitled to the same voting and dividend rights as all other holders of common stock.
Item 7.01. Regulation FD Disclosure
     Robert P. Peebler, President and Chief Executive Officer of the Company, and R. Brian Hanson, Executive Vice President and Chief Financial Officer of the Company, will make a presentation regarding the Company’s business to representatives from Lehman Brothers on Thursday, December 6, 2007. The slides used in the presentation will be available in the Investor Relations section of the Company’s website at http://www.iongeo.com and will be archived there for approximately 90 days.
     The information contained in Item 7.01 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Exchange Act.

     The presentations referenced in this report and any oral or written statements made in connection with the presentations may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements may include statements concerning estimated revenues, expected timing of future revenues and growth rates, estimated gross margins and operating expenses for fiscal 2007, future sales and market growth, timing of product introduction and commercialization, and other statements that are not statements of historical fact. Actual results may vary materially from those described in the forward-looking statements. All forward-looking statements will reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties may include: unanticipated delays in the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitors’ product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; the risks that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; and technological and marketplace changes affecting the Company’s product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2007, and September 30, 2007, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2007	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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